UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2016

RAPTOR PHARMACEUTICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-25571	86-0883978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7 Hamilton Landing, Suite 100

Novato, California 94949

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 408-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On February 9, 2016, the Compensation Committee of the Board of Directors of Raptor Pharmaceutical Corp. (the “Company”), approved a new form of Change in Control Severance Agreement (the “CIC Agreement”), to be entered into by and between the Company and each of its employees on the executive management team, including each of the current executive officers but excluding the Company’s president and chief executive officer (each, an “Executive”).

Pursuant to the terms of the CIC Agreement, in the event an Executive is terminated without “cause” or resigns as a result of “good reason” (each as defined in the CIC Agreement) during the eighteen-month period following a change in control, then, subject to the execution of a release of all claims against the Company and the other terms and conditions of the CIC Agreement, the Executive shall be entitled to receive a cash severance payment equal to the sum of (i) eighteen months of the Executive’s base salary plus (ii) the Executive’s target annual bonus (assuming achievement of performance goals at 100% of target). In addition, the Executive’s outstanding and unvested equity awards, including, without limitation, each stock option and restricted stock unit award held, shall automatically vest and the Executive’s stock options shall remain exercisable until the earlier of the original expiration date for such stock option or the eighteen-month anniversary of the termination date. The Company will also pay, or reimburse the Executive for, COBRA premiums through the earlier of eighteen months or the date the Executive and the Executive’s covered dependents become eligible for healthcare coverage under another employer’s plan.

The CIC Agreement does not provide for a gross-up payment to offset any excise taxes that may be imposed on excess parachute payments under Section 4999 (the “Excise Tax”) of the Internal Revenue Code of 1986, as amended. Instead, the CIC Agreement provides that in the event that the payments described above would, if paid, be subject to the Excise Tax, then the payments will be reduced to the extent necessary so that no portion of the payments is subject to the Excise Tax, provided that net amount of the reduced payments, after giving effect to income tax consequences, is greater than or equal to the net amount of the payments without such reduction, after giving effect to the Excise Tax and income tax consequences.

The foregoing description of the material terms of the form of CIC Agreement is qualified in its entirety by reference to the full agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Form of Change in Control Severance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2016	RAPTOR PHARMACEUTICAL CORP.

	By:	/s/ Michael P. Smith
	Name:	Michael P. Smith
	Title:	Chief Financial Officer